JONES SODA CO. SIGNS DEFINITIVE ACQUISITION AGREEMENT WITH CANADIAN REPORTING ISSUER IN CONNECTION WITH PREVIOUSLY ANNOUNCED PLANNED STRATEGIC ENTRY INTO THE CANNABIS SECTOR

Seattle, WA – October 19, 2021 – Jones Soda. (OTCQB: JSDA) (“Jones” or the “Company”) is pleased to announce that in connection with the proposed transactions outlined in the previously announced non-binding term sheet dated July 14, 2021 between the Company, Pinestar Gold Inc. (“Pinestar”) and SOL Global Investments Corp., the Company has entered into a definitive arrangement agreement (the “Arrangement Agreement”) with Pinestar pursuant to which Jones agreed to acquire all of the issued and outstanding shares of Pinestar on the basis of one common share of Jones (each, a “Jones Share”) for each common share of Pinestar (each, a “Pinestar Share”) (on a post-Consolidation basis (as defined below)) by way of a plan of arrangement under the Business Corporations Act (British Columbia) (the “Arrangement”). In connection with the Arrangement, Pinestar agreed to complete an offering expected to be for subscription receipts (“Subscription Receipts”) for minimum aggregate gross proceeds of US$8,000,000, at a price per Subscription Receipt equal to US$0.50 (the “Concurrent Offering”). The Arrangement Agreement provides that each Subscription Receipt will automatically convert into one Pinestar Share and one new common share purchase warrant of Pinestar, which will then be immediately exchanged for, or adjusted into, Jones Shares and share purchase special warrants of Jones in accordance with a 1:1 exchange ratio (the “Exchange Ratio”) as part of the Arrangement.

As previously announced, Jones intends to use the proceeds of the Concurrent Offering to expand Jones’ business to the production and sale of cannabis-containing beverages, edibles and related products.

“By entering into the Arrangement Agreement with Pinestar, Jones has taken a significant step towards the development of the Company’s planned Cannabis-infused beverages and edibles business line”, said Mark Murray, President and Chief Executive Officer of Jones. “We are excited about the opportunity to work with certain large shareholders of Pinestar, and we are confident that they will provide Jones with the resources and expertise necessary to help the Company successfully complete its planned expansion into the cannabis sector”, added Mr. Murray.

The issuance of the Jones Shares to the holders of Pinestar Shares (including Pinestar Shares to be received upon the exercise of Subscription Receipts) in the Arrangement are intended to be exempt from the registration requirements under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) pursuant to Section 3(a)(10) of the U.S. Securities Act.

Arrangement Details

Pursuant to the terms of the Arrangement Agreement, after Pinestar completes a consolidation of the Pinestar Shares whereby 10.031 pre-consolidated Pinestar Shares are consolidated for one consolidated Pinestar Share (the “Consolidation”), all 4,000,000 Pinestar Shares outstanding following the Consolidation will be exchanged for Jones Shares based on the Exchange Ratio. Additionally, the exercise price of, and the number of Pinestar Shares issuable pursuant to, 16,800,000 existing common share purchase warrants of Pinestar (the “Pinestar Warrants”) shall be adjusted in accordance with their terms to account for the Consolidation, resulting in an aggregate of approximately 1,674,808 post-Consolidated Pinestar Warrants, subject to rounding, each exercisable for the purchase of one post-Consolidation Pinestar Share at a price of Cdn$0.06 per share. As part of the Arrangement, an aggregate of 700,000 post-Consolidation Pinestar Warrants will be transferred to Jones for no consideration (and subsequently cancelled), and the obligations in respect of each remaining post-Consolidated Pinestar Warrant will be assumed by Jones and each such remaining post-Consolidated Pinestar Warrant will become exercisable into one Jones Share at a price of Cdn$0.06 per share.

The Arrangement Agreement also provides that upon the closing of the Arrangement, the board of directors of Jones will consist of the Jamie Colbourne (the current Chair of the Company’s board of directors), Mark Murray (the Company’s current Chief Executive Officer), Clive Sirkin, Paul Norman, Alex Spiro and an additional director to be determined by the Company.

The Arrangement will be carried out by way of a court-approved plan of arrangement under the Business Corporations Act (British Columbia) and is subject to a number of conditions being satisfied or waived by one or both of Jones and Pinestar at or prior to closing of the Arrangement, including approval of the Arrangement by Pinestar’s shareholders, completion of the Consolidation, the surrender of the 700,000 post-Consolidation Pinestar Warrants discussed above, and the receipt of all necessary regulatory and court approvals and the satisfaction of certain other closing conditions customary for a transaction of this nature, including completion of the Concurrent Offering, and the conditional approval of the listing of the Jones Shares on the Canadian Securities Exchange (the “CSE”) by the CSE.

It is expected that the special meeting of Pinestar’s shareholders to approve the proposed Arrangement will be held in December 2021 and, if approved at such meeting, and all other conditions have been met, it is expected that the Arrangement would close shortly thereafter.

The Arrangement Agreement includes customary provisions, including non-solicitation, right-to-match and fiduciary out provisions, as well as certain representations, covenants and conditions that are customary for a transaction of this nature. A termination fee of US$200,000 may be payable by either party in the case of certain terminating events.

Further information regarding the Arrangement and the Concurrent Offering will be contained in a management information circular to be prepared by Pinestar and mailed to the shareholders of Pinestar in connection with the special meeting of shareholders to be held by Pinestar to consider the Arrangement and related matters. All shareholders of Pinestar are urged to read the information circular once available, as it will contain important additional information concerning the Arrangement.

This announcement is for informational purposes only and does not constitute a solicitation of a proxy, or either an offer to purchase, or a solicitation of an offer to sell, any securities.

Concurrent Financing

The Subscription Receipts to be issued by Pinestar in the Concurrent Offering will be offered and sold in both Canada and the United States on a private placement basis pursuant to exemptions from the registration requirements of the U.S. Securities Act and applicable Canadian prospectus requirements.

Pursuant to the terms of the Arrangement Agreement, each Subscription Receipt issued in the Concurrent Offering will automatically convert, without further action on the part of the holder thereof or payment of additional consideration therefor, into one post-Consolidation Pinestar Share and one Pinestar special share purchase warrant (each a “Special Warrant”). As part of the Arrangement, such post-Consolidation Pinestar Shares will be immediately exchanged for Jones Shares based on the Exchange Ratio and the Special Warrants will be adopted by Jones and become exercisable into Jones Shares at a price of US$0.625 per share for a period of 24 months from the date of issuance, conditional upon Jones increasing its authorized capital to an amount to cover the Jones Shares issuable pursuant to all of the outstanding Special Warrants as well as the other Jones Shares issuable pursuant to the then outstanding convertible/exercisable securities of Jones.

The aggregate gross proceeds of the Concurrent Offering, less 50% of any applicable fees and the expenses of any agents, will be subject to escrow pending the closing of the Arrangement or the termination of the Arrangement Agreement.

All of the securities issued in the Concurrent Offering will be subject to a statutory four-month hold period in accordance with Canadian securities legislation, or until such securities are exchanged or adjusted pursuant to the Arrangement. It is expected that the Jones Shares issued at the completion of the Arrangement in exchange for the post-Consolidation Pinestar Shares issuable upon conversion of the Subscription Receipts shall not be subject to a restricted period (as such term is defined under National Instrument 45-102 – Resale Restrictions).

Board Recommendations and Voting Support

The Arrangement has been unanimously approved by the board of directors of each of Jones and Pinestar. The board of directors of Pinestar has determined that the Arrangement is fair to the shareholders of Pinestar and is in the best interests of Pinestar and recommends that Pinestar’s shareholders vote in favor of the Arrangement.

Shareholders, holding in aggregate 91.71% of the issued and outstanding Pinestar Shares have entered into voting support agreements agreeing to vote all of their Pinestar Shares in favor of the Arrangement.

Evans & Evans, Inc. has provided a fairness opinion to the board of directors of Jones that, as of the date hereof, and based upon and subject to the assumptions, limitations and qualifications stated therein, the consideration to be paid by Jones to the securityholders of Pinestar under the Arrangement is fair, from a financial point of view, to Jones.

Amuka Capital Corp. has provided a fairness opinion to the board of directors of Pinestar that, as of the date hereof, and based upon and subject to the assumptions, limitations and qualifications stated therein, the consideration to be paid by Jones to the securityholders of Pinestar under the Arrangement is fair, from a financial point of view, to Pinestar.

Advisors and Counsel

Evans & Evans, Inc. is acting as financial advisor Jones, Fasken Martineau DuMoulin LLP is acting as Canadian legal counsel to Jones, and Sheppard Mullin Richter & Hampton LLP is acting as United States legal counsel to Jones.

Amuka Capital Corp. is acting as financial advisor Pinestar, Garfinkle Biderman LLP is acting as Canadian legal counsel to Pinestar, and Nauth LPC is acting as United States legal counsel to Pinestar.

About Jones

Headquartered in Seattle, Washington, Jones markets and distributes premium craft beverages under the Jones® Soda and Lemoncocco® brands. A leader in the premium craft soda category, Jones is made with cane sugar and other high-quality ingredients, and is known for packaging that incorporates ever-changing photos sent in from its consumers. Jones’ diverse product line offers something for everyone – cane sugar soda, zero-calorie soda and Lemoncocco non-carbonated premium refreshment. Jones is sold across North America in glass bottles, cans and on fountain through traditional beverage outlets, restaurants and alternative accounts. For more information, visit www.jonessoda.com or www.myjones.com or www.drinklemoncocco.com.

Cautionary Statements Regarding Forward Looking Information

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of NI 51-102 (collectively, “forward-looking statements”). Forward-looking statements include all passages containing words such as “will,” “aims,” “anticipates,” “becoming,” “believes,” “continue,” “estimates,” “expects,” “future,” “intends,” “plans,” “predicts,” “projects,” “targets,” or “upcoming.” Forward-looking statements also include any other passages that are primarily relevant to expected future events or that can only be evaluated by events that will occur in the future. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated or implied in the forward-looking statements. These forward-looking statements in this press release may include, without limitation, the ability of the parties to complete such transactions contemplated by the Arrangement Agreement, the anticipated benefits of the Arrangement, the ability of Jones to meet the listing standards of the Canadian Securities Exchange, the ability of Pinestar to close the Concurrent Offering, the gross proceeds or use of proceeds in connection with the Concurrent Offering, the timing of the completion of the Arrangement, and the Company’s ability to execute its plans to develop and market cannabis-infused beverages and edibles and the timing and costs of the development of this new product line. The risks and uncertainties that could cause actual results to differ materially from those anticipated or implied in the forward-looking statements include, without limitation, the Company’s estimates of the size of the markets for its potential cannabis products, potential litigation involving the Company, global economic conditions, geopolitical events and regulatory changes, and access to additional financing. Other factors include the possibility that the Arrangement does not close, including due to the failure to receive required security holder and/or court approvals, or the failure of other closing conditions. The foregoing list of factors is not exclusive. More information about factors that potentially could affect the Company’s operations or financial results is included in the Company’s most recent annual report on Form 10-K for the year ended December 31, 2020 filed with the SEC on March 24, 2021 and in the other reports filed with the SEC since that date. Readers are cautioned not to place undue reliance upon these forward-looking statements that speak only as to the date of this press release. Except as required by law, the Company undertakes no obligation to update any forward-looking or other statements in this press release, whether as a result of new information, future events or otherwise.